UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 21, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Finjan Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on June 21, 2017. At the Annual Meeting, four proposals were submitted to, and approved by, the Company’s stockholders. The proposals are described in more detail in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2017. Final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class 2 directors to serve three-year terms ending at the 2020 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, removal or resignation. The voting results are set forth below.

	For	Withheld	Broker Non-Vote
Alex Rogers	12,587,545	322,287	7,468,349
Glenn Daniel	12,860,393	49,439	7,468,349

Proposal 2

The Company’s stockholders approved, on an advisory basis, the Company’s Executive Compensation. The voting results are set forth below.

For	Against	Abstain	Broker Non-Vote
12,751,704	124,306	33,822	7,468,349

Proposal 3

The Company’s stockholders ratified the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results are set forth below.

For	Against	Abstain	Broker Non-Vote
20,349,350	24,976	3,855	0

Proposal 4

The Company’s stockholders approved the Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan. The voting results are set forth below.

For	Against	Abstain	Broker Non-Vote
12,419,835	427,735	62,262	7,468,349

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: June 22 , 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer